Exhibit 99.1

Navistar International Corporation 2701 Navistar Dr. Lisle, IL 60532 USA	P : 331-332-5000 W : navistar.com

Media Contact:	Karen Denning, 331-332-3535
Investor Contact:	Heather Kos, 331-332-2406
Web site:	www.Navistar.com/newsroom

NAVISTAR REPORTS FIRST QUARTER RESULTS

LISLE, Ill. (March 8, 2011) – Navistar International Corporation (NYSE: NAV) today reported a loss of $153 million, or $2.19 per diluted share, for the first quarter ended January 31, 2012, which included a charge for pre-existing warranty expense of $112 million related to legacy and initial-built 2010 engines. After adjustments to exclude engineering integration costs, Navistar’s loss for the first quarter 2012 was $145 million, or $2.08 per diluted share.

Traditionally, the first quarter is the weakest period for Navistar due to seasonal downtime in its two largest markets. Additionally, at its analyst day February 1, the company said it expected a first quarter 2012 loss due to a series of factors, including higher year-over-year healthcare costs; the start up of a new foundry operation; a brake supplier issue that interrupted truck shipments; the temporary shutdown of a key OEM customer of its South America operations due to the Thailand floods; and efforts to improve customers’ vehicles during a traditionally slow period.

“We proactively addressed these product issues in a low usage period during the first quarter, which we believe will improve long-term customer satisfaction and reduce warranty costs,” said Daniel C. Ustian, Navistar chairman, president and chief executive officer. “Strategically, we achieved a number of key milestones in the first quarter, including our submission of a 0.2 NOx engine for EPA certification and the announcement of our development of a full range of natural gas truck offerings.”

Based on its first quarter 2012 results, the company updated its guidance for adjusted net income attributable to Navistar International Corporation for fiscal year ending October 31, 2012, to be between $295 and $365 million, or $4.25 to $5.25 adjusted diluted earnings per share. As stated in the company’s analyst day news release, this expectation also includes the absorption of approximately $90 million in higher post retirement health care costs compared to last year and an effective tax rate of 25 to 30 percent with cash taxes expected to be below 10 percent. Navistar anticipates that North America truck demand will increase 5 to 18 percent in the fiscal year ending October 31, 2012, to a range of 275,000 to 310,000.

“We remain confident in our ability to deliver strong 2012 profit performance and make continued progress toward our long-term growth goals,” Ustian said. “We are already seeing accelerated synergies from our recent move into our new integrated product development center beyond the $60 million we originally estimated. We now believe this integration of our people will unlock up to $100 million in savings toward our bottom line in 2012.”

Consolidated net sales and revenues rose 11 percent in the first quarter of 2012, versus the year-ago first quarter, which is driven by increased truck volumes in traditional and worldwide markets. In the year-ago first quarter, Navistar reported sales and revenues of $2.7 billion and a loss of $6 million, or $0.08 per diluted share. Adjusted to exclude engineering integration costs, the company reported income of $12 million, or $0.16 diluted earnings per share.

Summary Financial Results:

	First Quarter
	2012	2011
(in millions, except per share data)
Sales and revenues, net	$3,052	$2,743
Segment Results:
Truck	$(41)	$32
Engine	(120)	(8)
Parts	50	56

Manufacturing segment profit (loss)(A)	$(111)	$80

Income (loss) before income tax benefit	$(221)	$6
Net loss attributable to Navistar International Corporation	(153)	(6)
Diluted loss per share attributable to Navistar International Corporation	(2.19)	(0.08)

Adjusted net income (loss) attributable to Navistar International Corporation(A)	(145)	12
Adjusted diluted earnings (loss) per share attributable to Navistar International Corporation(A)	(2.08)	0.16

(A)	Non-GAAP measure, see SEC Regulation G Non-GAAP Reconciliation for additional information.

Segment Results

Truck—For the first quarter 2012, the truck segment recorded a loss of $41 million, compared with a year-ago first quarter profit of $32 million. Results included $30 million in higher commodity and fuel costs, higher product development, as well as the non-repeat of a 2011 commodity hedging gain.

The segment sales increase of 20 percent year-over-year was supported by continued industry recovery in North America and strong volume in Latin America. Traditional and Worldwide chargeouts were up on generally stronger industry volumes.

Engine — For the first quarter 2012, the engine segment recorded a loss of $120 million, compared with a year-ago first quarter loss of $8 million. The segment sales increase of 10 percent year-over-year was due to improved intercompany big-bore engine sales. The segment results include $112 million in warranty costs for 2007 inline and initial-built 2010 engines. Also included in the segment results were startup costs for compacted graphite iron production at the company’s Pure Power Technologies subsidiary, partially offset by decreased engineering and product development expenses.

Parts — For the first quarter 2012, the parts segment recorded $50 million in profit, compared with a year-ago first quarter profit of $56 million. The decrease in profitability year-over-year is driven by a decrease in segment sales and reflects a shift in product mix.

Financial Services — For the first quarter 2012, the financial services segment recorded $27 million in profit, compared with a year-ago first quarter profit of $32 million. Earnings from the company’s financial services segment will slowly decline as the company transitions its U.S. retail portfolio to its strategic alliance with GE Capital. Liquidity remains strong and on better terms than previously available.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, MaxxForce® brand diesel engines, IC Bus™ brand school and commercial buses, Monaco® RV brands of recreational vehicles, and Workhorse® brand chassis for motor homes and step vans. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The company also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com/newsroom.

Forward-Looking Statement

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see Item 1A, Risk Factors of our Form 10-K for the fiscal year ended October 31, 2011, which was filed on December 20, 2011, and Part II, Item 1A, Risk Factors, included within our Form 10-Q for the period ended January 31, 2012, which was filed on March 8, 2012. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Navistar International Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended January 31,
(in millions, except per share data)	2012	2011
Sales and revenues
Sales of manufactured products, net	$3,008	$2,693
Finance revenues	44	50

Sales and revenues, net	3,052	2,743

Costs and expenses
Costs of products sold	2,698	2,199
Restructuring charges	—	22
Selling, general and administrative expenses	362	318
Engineering and product development costs	137	129
Interest expense	61	63
Other expense (income), net	8	(11)

Total costs and expenses	3,266	2,720
Equity in loss of non-consolidated affiliates	(7)	(17)

Income (loss) before income tax benefit	(221)	6
Income tax benefit	81	—

Net income (loss)	(140)	6
Less: Net income attributable to non-controlling interests	13	12

Net loss attributable to Navistar International Corporation	$(153)	$(6)

Loss per share attributable to Navistar International Corporation:
Basic	$(2.19)	$(0.08)
Diluted	(2.19)	(0.08)

Weighted average shares outstanding:
Basic	69.9	72.5
Diluted	69.9	72.5

Navistar International Corporation and Subsidiaries

Consolidated Balance Sheets

	January 31, 2012	October 31, 2011
(in millions, except per share data)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$488	$539
Restricted cash	—	100
Marketable securities	439	718
Trade and other receivables, net	858	1,219
Finance receivables, net	1,955	2,198
Inventories	1,916	1,714
Deferred taxes, net	481	474
Other current assets	322	273

Total current assets	6,459	7,235
Restricted cash	155	227
Trade and other receivables, net	120	122
Finance receivables, net	661	715
Investments in non-consolidated affiliates	61	60
Property and equipment (net of accumulated depreciation and amortization of $2,112 and $2,056, at the respective dates)	1,671	1,570
Goodwill	312	319
Intangible assets (net of accumulated amortization of $105 and $99, at the respective dates)	227	234
Deferred taxes, net	1,633	1,583
Other noncurrent assets	204	226

Total assets	$11,503	$12,291

LIABILITIES and STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current liabilities
Notes payable and current maturities of long-term debt	$1,097	$1,379
Accounts payable	1,861	2,122
Other current liabilities	1,263	1,297

Total current liabilities	4,221	4,798
Long-term debt	3,436	3,477
Postretirement benefits liabilities	3,161	3,210
Deferred taxes, net	66	59
Other noncurrent liabilities	809	719

Total liabilities	11,693	12,263
Redeemable equity securities	5	5
Stockholders’ equity (deficit)
Series D convertible junior preference stock	3	3
Common stock ($0.10 par value per share, 220.0 shares authorized, and 75.4 shares issued, at both dates)	8	7
Additional paid in capital	2,273	2,253
Accumulated deficit	(308)	(155)
Accumulated other comprehensive loss	(1,934)	(1,944)
Common stock held in treasury, at cost (6.9 and 4.9 shares, at the respective dates)	(278)	(191)

Total stockholders’ deficit attributable to Navistar International Corporation	(236)	(27)
Stockholders’ equity attributable to non-controlling interests	41	50

Total stockholders’ equity (deficit)	(195)	23

Total liabilities and stockholders’ equity (deficit)	$11,503	$12,291

Navistar International Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended January 31,
(in millions)	2012	2011
Cash flows from operating activities
Net income (loss)	$(140)	$6
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	68	71
Depreciation of equipment leased to others	10	9
Deferred taxes	(52)	—
Amortization of debt issuance costs and discount	9	12
Stock-based compensation	12	20
Equity in loss of non-consolidated affiliates, net of dividends	7	18
Write-off of debt issuance cost and discount	8	—
Other non-cash operating activities	1	7
Changes in other assets and liabilities, exclusive of the effects of businesses acquired and disposed	196	(138)

Net cash provided by operating activities	119	5

Cash flows from investing activities
Purchases of marketable securities	(459)	(140)
Sales or maturities of marketable securities	738	316
Net change in restricted cash and cash equivalents	172	9
Capital expenditures	(103)	(95)
Purchase of equipment leased to others	(25)	(14)
Proceeds from sales of property and equipment	2	14
Investments in non-consolidated affiliates	(9)	(27)
Business acquisitions, net of cash received	(3)	—
Acquisition of intangibles	(12)	—

Net cash provided by investing activities	301	63

Cash flows from financing activities
Proceeds from issuance of securitized debt	232	45
Principal payments on securitized debt	(522)	(176)
Proceeds from issuance of non-securitized debt	479	22
Principal payments on non-securitized debt	(480)	(48)
Net decrease in notes and debt outstanding under revolving credit facilities	(62)	(50)
Principal payments under financing arrangements and capital lease obligations	(16)	(43)
Debt issuance costs	(15)	(3)
Purchase of treasury stock	(70)	—
Proceeds from exercise of stock options	1	15
Dividends paid by subsidiaries to non-controlling interest	(22)	(19)
Other financing activities	(3)	—

Net cash used in financing activities	(478)	(257)

Effect of exchange rate changes on cash and cash equivalents	7	3

Decrease in cash and cash equivalents	(51)	(186)
Cash and cash equivalents at beginning of the period	539	585

Cash and cash equivalents at end of the period	$488	$399

Navistar International Corporation and Subsidiaries

Segment Reporting

(Unaudited)

We define segment profit (loss) as net income (loss) attributable to Navistar International Corporation excluding income tax benefit (expense). Our results from interim periods are not necessarily indicative of results for a full year. Selected financial information is as follows:

(in millions)	Truck	Engine	Parts	Financial Services(A)	Corporate and Eliminations	Total
Three Months Ended January 31, 2012
External sales and revenues, net	$2,154	$420	$434	$44	$—	$3,052
Intersegment sales and revenues	11	439	35	24	(509)	—

Total sales and revenues, net	$2,165	$859	$469	$68	$(509)	$3,052

Net income (loss) attributable to NIC	$(41)	$(120)	$50	$27	$(69)	$(153)
Income tax benefit	—	—	—	—	81	81

Segment profit (loss)	$(41)	$(120)	$50	$27	$(150)	$(234)

Depreciation and amortization	$34	$29	$2	$8	$5	$78
Interest expense	—	—	—	25	36	61
Equity in income (loss) of non-consolidated affiliates	(9)	1	1	—	—	(7)
Capital expenditures(B)	16	40	7	1	39	103

Three Months Ended January 31, 2011
External sales and revenues, net	$1,800	$481	$412	$50	$—	$2,743
Intersegment sales and revenues	—	302	83	23	(408)	—

Total sales and revenues, net	$1,800	$783	$495	$73	$(408)	$2,743

Net income (loss) attributable to NIC	$32	$(8)	$56	$32	$(118)	$(6)
Income tax expense	—	—	—	—	—	—

Segment profit (loss)	$32	$(8)	$56	$32	$(118)	$(6)

Depreciation and amortization	$37	$29	$2	$7	$5	$80
Interest expense	—	—	—	30	33	63
Equity in income (loss) of non-consolidated affiliates	(18)	—	1	—	—	(17)
Capital expenditures(B)	16	32	1	—	46	95

As of January 31, 2012
Segment assets	$2,634	$1,893	$722	$3,067	$3,187	$11,503
As of October 31, 2011
Segment assets	2,771	1,849	700	3,580	3,391	12,291

(A)	Total sales and revenues in the Financial Services segment include interest revenues of $67 million and $71 million for three months ended January 31, 2012 and 2011, respectively.
(B)	Exclusive of purchases of equipment leased to others.

SEC Regulation G Non-GAAP Reconciliation

The financial measures presented below of adjusted income (loss) and adjusted diluted earnings(loss) per share attributable to Navistar International Corporation, manufacturing segment profit (loss), and adjusted manufacturing segment profit (loss) are unaudited and not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

We believe manufacturing segment profit (loss), which includes the segment profits(losses) of our Truck, Engine, and Parts reporting segments, provides meaningful information of our core manufacturing business and therefore we use it to supplement our GAAP reporting by identifying items that may not be related to the core manufacturing business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliation, and to provide an additional measure of performance.

In addition, we believe that adjusted income (loss) and adjusted diluted earnings (loss) per share attributable to Navistar International Corporation and manufacturing segment profit (loss) excluding certain items, which are not considered to be part of our ongoing business, improves the comparability of year to year results and is representative of our underlying performance. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations below, and to provide an additional measure of performance.

Adjusted net income (loss) and diluted earnings (loss) per share attributable to Navistar International Corporation reconciliation:

	Three Months Ended January 31,
(in millions, except per share data)	2012	2011
Loss attributable to Navistar International Corporation	$(153)	$(6)
Plus:
Engineering integration costs, net of tax(A)	8	18

Adjusted net income (loss) attributable to Navistar International Corporation	$(145)	$12

Diluted loss per share attributable to Navistar International Corporation	$(2.19)	$(0.08)
Effect of adjustments on diluted loss per share attributable to Navistar International Corporation	0.11	0.24

Adjusted diluted earnings (loss) per share attributable to Navistar International Corporation	$(2.08)	$0.16
Diluted weighted shares outstanding(B)	69.9	75.9

Manufacturing segment profit (loss) and adjusted manufacturing segment profit (loss) reconciliation:

	Three Months Ended January 31,
(in millions)	2012	2011
Net loss attributable to Navistar International Corporation	$(153)	$(6)
Less:
Financial services segment profit	27	32
Corporate and eliminations	(150)	(118)
Income tax benefit	81	—

Manufacturing segment profit (loss)	$(111)	$80
Plus:
Engineering integration costs(A)	9	18

Adjusted manufacturing segment profit (loss)	$(102)	$98

(A)	Engineering integration costs relate to the consolidation of our truck and engine engineering operations, as well as the relocation of our world headquarters. For the three months ended January 31, 2012, the charge included related costs of $12 million, offset by a tax benefit of $4 million. For the three months ended January 31, 2011, all costs were recognized as restructuring charges. Our Manufacturing segment recognized pre-tax costs of $9 million and $18 million relating to these actions, for the three months ended January 31, 2012 and 2011, respectively. The adjustment for the three months ended January 31, 2011 was not adjusted to reflect its income tax effect, as the Company’s income tax expense on U.S. and Canadian operations was limited to current state income taxes, alternative minimum tax net of refundable credits, and other discrete items, during the period the adjustment was recorded.
(B)	For both the first quarters of 2012 and 2011, on a GAAP basis, no dilutive securities were included in the computation of diluted loss per share because they were anti-dilutive since there was a net loss attributable to Navistar International Corporation. For the first quarter of 2011, the diluted weighted shares outstanding for the computation of adjusted diluted income per share have been adjusted for the impact of dilutive securities.